UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 12, 2010
Life Quotes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26781	36-3299423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8205 South Cass Ave., Darien, IL	60561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 630-515-0170

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers

On April 12, 2010, Life Quotes, Inc. (the “Company”)  amended the employment agreements of each of President and Chief Executive Officer Robert S. Bland, Executive Vice President William V. Thoms and Senior Vice President and Chief Financial Officer Phillip A. Perillo.  Copies of these amendments are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.  These amendments were made in order to bring the employment agreements of these three executive officers into compliance with Internal Revenue Code (“IRC”) Sections 280G and 409A, as these IRC Sections were enacted subsequent to the dates the employment agreements were initially entered into.  The amendments, among other things, (i) revise the definitions of “Change in Control”, “Disabled”, “Disability” and “Good Reason” to bring the definitions into compliance with IRC Sections 280G and 409A, (ii) revise the timing of payments previously provided for under the employment agreements.  No additional amounts are payable to the executive officers under their respective employment agreements as a result of the amendments.

Item 9.01	Financial Exhibits and Exhibits

Item 9.01(d)	Exhibits

Exhibit Number	Description

99.1	Amendment No. 1 to Employment Agreement with Robert S. Bland

99.2	Amendment No. 1 to Employment Agreement with William V. Thoms

99.3	Amendment No. 1 to Employment Agreement with Phillip A. Perillo

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE QUOTES, INC.

Date: April 14, 2010	By:	/s/ PHILLIP A. PERILLO
Phillip A. Perillo
Senior Vice President and Chief Financial Officer